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                                    EXHIBIT C
                             JOINT FILING AGREEMENT

         The undersigned each agree that (i) the Statement on Schedule 13D relating to the Common Stock, $.01 par value, of OYO Geospace Corporation is adopted and filed on behalf of each of them, (ii) all future amendments to such Statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and
(iii) the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligation to jointly file future amendments to such Statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to the other person signatory hereto, at the principal office thereof.

         IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date set forth below.


Dated: December 14, 1998.                   PEBBLETON CORPORATION N.V.
                                            By Issam M. Fares, Managing Director


                                            By:/s/ Richard E. Blohm, Jr.
                                               ---------------------------------
                                            Name:  Richard E. Blohm, Jr.
                                            Title: Attorney-in-Fact



Dated: December 14, 1998.                   ISSAM M. FARES


                                            By:/s/ Richard E. Blohm, Jr.
                                               ---------------------------------
                                            Name:  Richard E. Blohm, Jr.
                                            Title: Attorney-in-Fact








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